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                                                                      EXHIBIT 99


              Important Information on Forward-Looking Statements

     Statements in the Company's Annual Report on Form 10-K, news releases and other public documents, as well as oral statements that may be made by or on behalf of the Company, and that are not statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties or other factors which may cause the actual results of the Company to be materially different from the historical results or from any results expressed or implied by the forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, the terms "believes," "belief," "expects," "plans," "anticipates," "intends" and similar expressions identify forward-looking statements. All cautionary statements made in this Annual Report on Form 10-K should be read as being applicable to all related forward-looking statements wherever they appear.

     The following discussion identifies some important factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

(i) Uncertainty of Future Profitability: The Company commenced the commercial sale of its first drug product, TOBI, in January 1998. Before then, the Company had no sources of operating revenues from any of its drug candidates and limited sources of revenue from grants and royalties. At December 31, 1997, the Company had an accumulated deficit of $100.8 million. The Company's ability to achieve profitability will depend on its ability to successfully commercialize TOBI. There can be no assurance if or when the Company will achieve profitability.

(ii) Dependence on TOBI. The Company's drug candidates other than TOBI are not expected to be commercially available for at least several years, if at all. The Company must depend on successfully marketing its only product, TOBI, in order to generate revenues to fund development of additional drug candidates. However, TOBI for cystic fibrosis may not achieve market acceptance. In addition, the Company may not be successful in developing other drug candidates as commercial products. The Company has seven years of marketing exclusivity for TOBI in the U.S. from the time of TOBI's approval in December 1997. However, tobramycin also has been approved by the FDA for intravenous and intrathecal (injection into spinal fluid) use. These generic formulations of tobramycin can be modified by pharmacists, physicians or patients for inhalation use. Although this practice is not approved by the FDA, it may continue and may have a material adverse effect on reimbursement levels, sales and market acceptance of TOBI. Furthermore, the Company could incur substantial costs in asserting any rights to prevent such uses under the Orphan Drug Act. See also Factor (vi): "Uncertain Ability to Protect Patents and Proprietary Technology."

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(iii)  Uncertainty of Third Party Reimbursement and Product Pricing: How
       successfully the Company can commercialize its products may depend, in part, on the extent to which reimbursement for the cost of such products will be available from third party payors, such as private health insurers or Medicaid in the U.S. Adequate reimbursement in the U.S. or foreign countries may not be available for any products the Company has developed or will develop. If adequate coverage and reimbursement levels are not provided by government and third-party payors for use of the Company's products, the market acceptance of those products would be adversely affected.

(iv) Limited Sales and Marketing Capabilities: The company only recently established capabilities in sales, marketing and distribution of products in anticipation of TOBI's introduction in January 1998. These capabilities may not be sufficient or successful.

(v) Limited Manufacturing Capability; Dependence on Suppliers: The Company relies on others to supply raw materials and manufacture TOBI according to the FDA's requirements. There can be no assurance that the Company will be able to obtain future supplies of bulk tobramycin on favorable terms, that contract manufacturers will be able to provide the Company with sufficient quantities of TOBI, or that the products supplied will meet the Company's and the FDA's specifications. The Company obtains bulk powdered PA-1648 from Kaneka Corporation, currently the only known manufacturer of the bulk powdered drug. The Company has no alternative supply source, although it believes that it has sufficient quantities of PA-1648 to complete Phase II testing.

(vi) Uncertain Ability to Protect Patents and Proprietary Technology: The Company's ability to compete effectively depends on its ability to protect its proprietary technology in the U.S. and abroad. The Company intends to file applications as appropriate for patents covering formulation, composition of matter, or uses of its drug candidates, its proprietary processes and any significant gene sequences that it discovers. However, the Company may not obtain any patents for which it applies. Even if obtained, these patents may be challenged, invalidated or circumvented, or may not provide any competitive advantage. The Company also relies on trade secrets, know-how and continuing technological advancement to maintain its competitive position. The Company has entered into confidentiality and invention agreements with its employees and consultants, but there can be no assurance that each of these agreements will be honored. Moreover, the Company may not be able to effectively protect its patents or its rights to unpatented trade secrets, or others may independently develop substantially equivalent proprietary information.

(vii) Government Regulation: The Company's research, clinical trials, drug production and marketing are subject to regulation by numerous governmental agencies in the U.S. and other countries. The effect of government regulation, or a change in the regulations, may be to increase product development costs, delay marketing of the Company's proposed products, or furnish a competitive advantage to the Company's competitors. Regulatory authorities may not approve any product candidates developed by the Company on a timely basis or at all. In addition, noncompliance with regulatory requirements could result in fines, injunctions, seizures of products, total or partial suspension of product marketing,
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       withdrawal of marketing approvals, or criminal prosecution, among other outcomes. Compliance with regulations may be burdensome.

(viii) Uncertainty of Drug Development and Clinical Trials: Results of initial studies of drug candidates are not necessarily indicative of results that will be obtained from subsequent or more extensive preclinical and clinical testing or long-term efficacy studies. Adverse or inconclusive clinical trial results could significantly delay regulatory filings or result in a filing for a narrower indication. There can be no assurance that the Company's research and development, preclinical testing, clinical trials, or long-term safety and efficacy studies will be successfully completed. The Company may not obtain regulatory approvals or may obtain approvals that are not as broad as sought. Even if the Company succeeds in obtaining the desired regulatory approval for a drug candidate, it may not be able to produce the drug candidates in commercial quantities at reasonable costs. Furthermore, products may not achieve market acceptance.

(ix) Technological Change: The pharmaceutical business is characterized by extensive research efforts and rapid technological progress. New developments in molecular biology, medicinal pharmacology, recombinant DNA technology and other fields of biology and pharmaceutical chemistry are expected to continue at a rapid pace in industry and academia. Research and discoveries by others may render some or all of the Company's programs or drug candidates noncompetitive or obsolete.

(x) Competition: Many companies, including well-known pharmaceutical companies, chemical companies and specialized genetic engineering companies, are engaged in developing pharmaceuticals for human therapeutic applications. Many of these companies have substantially greater financial, research and development, manufacturing, marketing and human resources than the Company and represent significant competition. Such companies may succeed in developing products that are more effective or less costly than any that may be developed by the Company and may also prove to be more successful than the Company in manufacturing and marketing.

(xi) Product Liability: The Company's business exposes it to potential product liability risks which are inherent in the testing, manufacturing and marketing of human therapeutic products. The Company maintains insurance against product liability and defense costs in the amount of $25 million per occurrence and $25 million in the aggregate. There can be no assurance that product liability claims will not occur, that the Company will be able to obtain or maintain product liability insurance on acceptable terms, or that such insurance will provide adequate coverage against any potential claims.

(xii) Use of Hazardous Materials: The Company's research and development involve the controlled use of hazardous, infectious and radioactive materials. The Company is subject to stringent federal, state and local laws, rules, regulations and policies governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain materials and wastes. The Company may incur significant costs to comply with environmental laws, rules, regulations and policies. The business, financial position or
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       results of operations of the Company may be materially and adversely affected by current or future environmental laws, rules, regulations and policies or by any releases or discharges of materials which could be hazardous. The Company does not maintain a separate insurance policy to cover the risk of accidental injury or contamination from these materials.

(xiii) Dependence on Qualified Personnel: In view of the intense competition for qualified personnel in the pharmaceutical field, the Company may not be able to continue to attract and retain the qualified personnel necessary for the development of its business. The unexpected loss of the services of existing personnel, as well as the failure to recruit additional key scientific, technical and managerial personnel in a timely manner, would be detrimental to the Company's research and development programs and to its business.

(xiv) Dependence on Others: The Company's strategy for the research, development and commercialization of its drug candidates and proprietary technologies may require it to enter into various arrangements with corporate and academic collaborators, licensors, licensees and others. There can be no assurance that any revenues or profits will be derived from such arrangements, or that the Company will be able to enter into future collaborations.

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(xv)   Stock Price Volatility: The market price of the Common Stock has fluctuated significantly, and is likely to do so in the future, as is typical for publicly traded emerging growth companies and biopharmaceutical companies. Factors such as results of clinical trials, announcements of new products by the Company or its competitors, regulatory actions, developments or disputes concerning patent or proprietary rights, and period-to-period fluctuations in the Company's financial results could have a significant impact on the market price of the Common Stock.

(xvi) Access to Capital: The Company may need to raise substantial additional capital to fund its future operations. The Company may seek such additional funding through public or private financings or collaborative, licensing and other arrangements with corporate partners. If additional funds are raised by issuing equity securities, dilution to existing stockholders will result and future investors may be granted rights superior to those of existing stockholders. There can be no assurance, however, that additional financing will be available on acceptable or affordable terms when needed.